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                                                                    EXHIBIT 11.1

                WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES

               CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except share data)



                                          1993          1992           1991
                                      ------------  ------------  --------------

Earnings (loss) before
 extraordinary item
 and change in accounting principle   $   (30,945)  $   (42,891)     $     6,830
Extraordinary item                             --        (3,253)           3,535
Change in accounting principle                 --        (1,973)              --
                                      -----------   -----------      -----------

 Net earnings (loss) applicable to
   common stock                       $   (30,945)  $   (48,117)     $    10,365
                                      ===========   ===========      ===========

Weighted average common shares
 outstanding                           14,590,265    14,175,065       13,263,374
Weighted average options and
 warrants treated
 as common stock equivalents                   --            --        1,643,937
                                      -----------   -----------      -----------

 Primary number of shares              14,590,265    14,175,065       14,907,311

Incremental weighted average
 options and
 warrants treated as common stock
 equivalents for fully diluted
 purposes                                      --            --        1,339,517
                                      -----------   -----------      -----------

 Fully diluted number of shares        14,590,265    14,175,065       16,246,828
                                      ===========   ===========      ===========

Earnings (loss) per share of common
 stock
 before extraordinary item and
  change in
 accounting principle
 Primary                              $     (2.12)  $     (3.02)     $      0.46
 Fully-diluted                                  *             *             0.42

Earnings (loss) per share of common
 stock from
 extraordinary item
 Primary                              $        --   $     (0.23)     $      0.24
 Fully-diluted                                  *             *             0.22

Loss per share of common stock from
 change
 in accounting principle
 Primary                              $        --   $     (0.14)     $        --
 Fully-diluted                                  *             *               --

Net earnings (loss) per share of
 common stock
 Primary                              $     (2.12)  $     (3.39)     $      0.70
 Fully-diluted                                  *             *             0.64

* Fully diluted earnings per share are anti-dilutive